UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2021

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, the board of directors (the “Board”) of OneSpan Inc. (the “Company”) appointed Garry L. Capers to fill the vacancy on the Board recently created by the departure of Naureen Hassan. Mr. Capers will stand for re-election at the Company’s 2021 annual meeting of stockholders. On April 6, 2021, he was appointed to the Board’s Corporate Governance and Nominating Committee and Finance and Strategy Committee.

There is no agreement or understanding between Mr. Capers and any other person pursuant to which he was appointed to the Board. Mr. Capers is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As of the date of this Current Report on Form 8-K, Mr. Capers holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire such stock.

As a non-employee director, in accordance with the Company’s Director Compensation Policy, Mr. Capers will receive a pro rata portion of a $125,000 equity grant, a $40,000 annual cash retainer and a cash committee retainer of $9,000 in the aggregate. Such compensation will be based on nine months out of 12 months of service.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2021, the Board adopted amended and restated by-laws of the Company (the by-laws, as so amended and restated, the “Amended and Restated By-laws”), effective immediately. The Amended and Restated By-laws(i) contemplate virtual stockholder meetings; (ii) provide for notice, waiver of notice and director consent by electronic transmission; (iii) add mechanics for the resignation of directors and officers and (iv) contemplate gender neutrality.

The foregoing summary of the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on April 12, 2021 announcing the appointment of Mr. Capers to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	OneSpan Inc. By-laws, as amended and restated on April 6, 2021
99.1	Press Release of OneSpan Inc. issued on April 12, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	ONESPAN INC.
	By:	/s/ Steven R. Worth

	Name:	Steven R. Worth
	Title:	Corporate Secretary